SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant    [  ]

Filed by a Party other than the Registrant    [x]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to § 240.14a-12

Allscripts Healthcare Solutions, Inc.

(Name of Registrant as Specified In Its Charter)

HealthCor Management, L.P.
HealthCor Associates, LLC
HealthCor Offshore Master Fund, L.P.
HealthCor Offshore GP, LLC
HealthCor Hybrid Offshore Master Fund, L.P.
HealthCor Hybrid Offshore GP, LLC
HealthCor Group, LLC
HealthCor Capital, L.P.
HealthCor, L.P.
HealthCor Long Offshore Master Fund, L.P.
HealthCor Long Master GP, LLC
Arthur Cohen
Joseph Healey

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On May 25, 2012, HealthCor Management, L.P. ("HealthCor") issued a press release detailing their announcement that the Delaware Court of Chancery has granted its motion for an expedited review of the complaint HealthCor filed against Allscripts Healthcare Solutions, Inc. ("Allscripts" or the "Company").  HealthCor brought this action, titled Healthcor Management, L.P. v. Allscripts Healthcare Solutions, Inc., on May 21, 2012 alleging that the Allscripts Board of Directors had failed to discharge its fiduciary duties and seeks, among other things, an extension of the nomination deadline, that the Allscripts 2012 annual meeting be enjoined to allow stockholders who wish to propose a dissident slate a sufficient period of time to solicit proxies in support of their candidates, and that Allscripts be required to set a record date for a date after the public disclosure of the board-level leadership dispute.

A copy of the press release is filed herewith as Exhibit 1.

Information regarding the Participants in a solicitation of the stockholders of the Issuer is filed herewith as Exhibit 2.

EXHIBIT 1

HEALTHCOR OBTAINS EXPEDITED REVIEW BY DELAWARE COURT OF CHANCERY FOR LAWSUIT AGAINST ALLSCRIPTS

New York, NY, May 25, 2012 – HealthCor Management, L.P. (“HealthCor”) today announced that the Delaware Court of Chancery has granted its motion for an expedited hearing on the complaint HealthCor filed against Allscripts Healthcare Solutions, Inc. (NASDAQ: MDRX) (“Allscripts” or “the Company”).  The Court has established a hearing date of June 14, 2012.  HealthCor stated the following:

We are pleased that the Court has agreed to hear our arguments on an expedited basis.  We are bringing this action because the termination of the Company’s Chairman, and resignation of three other Board members – which occurred after the deadline for stockholders to nominate director candidates for the 2012 Annual Meeting – we believe constitutes a material and dramatic change to the balance of governance at Allscripts.  Accordingly, HealthCor contends that an extension of the nomination deadline, as well as a delay of the Allscripts Annual Meeting, is necessary so that all stockholders be given a fair opportunity to nominate director candidates and exercise their voting rights at this critical time of transition for the Company.

We believe that the potential value of Allscripts is significantly higher than the current public valuation.  However, despite the Company’s significant underperformance, poor execution and internal turmoil, the Allscripts Board has taken no decisive actions to address the considerable issues facing the Company and has moved only to entrench itself further.  Change is clearly needed on the Allscripts Board, and if HealthCor is successful in its actions, it intends to nominate a slate of three directors in order to provide stockholders the ability to make a meaningful choice at the Annual Meeting.

As previously disclosed, HealthCor filed the lawsuit on May 21, 2012 seeking, among other things:

●	An extension of the nomination deadline;

●	That the Allscripts 2012 Annual Meeting be enjoined to allow stockholders who wish to propose a dissident slate a sufficient period of time to solicit proxies in support of their candidates; and

●	That Allscripts be required to set a record date for a date after the public disclosure of the Board-level leadership dispute.

Richards, Layton & Finger and Schulte Roth & Zabel LLP are acting as legal advisors to HealthCor.  Okapi Partners is serving as proxy solicitor.

About HealthCor
HealthCor Management, L.P. is a leading investment adviser to healthcare and life sciences hedge funds. HealthCor is known for its strong track record and fundamental, research-driven investment approach. Together, HealthCor Partners and HealthCor Management comprise the HealthCor Group, which with over $2.5 billion of assets under management, is one of the largest healthcare and life sciences investment management firms in the United States.

ALL SHAREHOLDERS OF ALLSCRIPTS HEALTHCARE SOLUTIONS, INC. ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION BY HEALTHCOR MANAGEMENT, L.P., HEALTHCOR ASSOCIATES, LLC, HEALTHCOR OFFSHORE MASTER FUND, L.P., HEALTHCOR OFFSHORE GP, LLC, HEALTHCOR HYBRID OFFSHORE MASTER FUND, L.P., HEALTHCOR HYBRID OFFSHORE GP, LLC, HEALTHCOR GROUP, LLC, HEALTHCOR CAPITAL, L.P., HEALTHCOR, L.P., HEALTHCOR LONG OFFSHORE MASTER FUND, L.P., HEALTHCOR LONG MASTER GP, LLC, ARTHUR COHEN AND JOSEPH HEALEY (COLLECTIVELY, THE “PARTICIPANTS”) OF THE SHAREHOLDERS OF ALLSCRIPTS HEALTHCARE SOLUTIONS, INC. FOR USE AT THE 2012 ANNUAL MEETING OF SHAREHOLDERS OF ALLSCRIPTS HEALTHCARE SOLUTIONS, INC. WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND FORM OF PROXY WILL BE MAILED TO SHAREHOLDERS OF ALLSCRIPTS HEALTHCARE SOLUTIONS, INC. AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN EXHIBIT 2 TO THE SCHEDULE 14A FILED BY THE PARTICIPANTS WITH THE SEC ON MAY 25, 2012.  THESE DOCUMENTS CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.

HealthCor Media Contact:

Joele Frank / Andy Brimmer / James Golden
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

EXHIBIT 2

ALL STOCKHOLDERS OF ALLSCRIPTS HEALTHCARE SOLUTIONS, INC. ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION BY HEALTHCOR MANAGEMENT, L.P., HEALTHCOR ASSOCIATES, LLC, HEALTHCOR OFFSHORE MASTER FUND, L.P., HEALTHCOR OFFSHORE GP, LLC, HEALTHCOR HYBRID OFFSHORE MASTER FUND, L.P., HEALTHCOR HYBRID OFFSHORE GP, LLC, HEALTHCOR GROUP, LLC, HEALTHCOR CAPITAL, L.P., HEALTHCOR, L.P., HEALTHCOR LONG OFFSHORE MASTER FUND, L.P., HEALTHCOR LONG MASTER GP, LLC, ARTHUR COHEN AND JOSEPH HEALEY (COLLECTIVELY, THE “PARTICIPANTS”) OF THE STOCKHOLDERS OF ALLSCRIPTS HEALTHCARE SOLUTIONS, INC. FOR USE AT THE 2012 ANNUAL MEETING OF STOCKHOLDERS OF ALLSCRIPTS HEALTHCARE SOLUTIONS, INC. WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF ALLSCRIPTS HEALTHCARE SOLUTIONS, INC. AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

PARTICIPANTS

HealthCor Management, L.P., a Delaware limited partnership (“Management”), together with the entities and individuals named below (collectively, the “Participants”), are anticipated to be, or may be deemed to be, participants in a solicitation of the stockholders of the Issuer.

The Participants include (i) Management, which serves as the investment manager to the Funds (as defined below); (ii) HealthCor Associates, LLC, a Delaware limited liability company (“Associates”), which serves as the general partner of Management; (iii) HealthCor Offshore Master Fund, L.P., a Cayman Islands limited partnership (“Offshore Fund”); (iv) HealthCor Offshore GP, LLC, a Delaware limited liability company (“Offshore GP”), which serves as general partner of Offshore Fund; (v) HealthCor Hybrid Offshore Master Fund, L.P., a Cayman Islands limited partnership (“Hybrid Fund”); (vi) HealthCor Hybrid Offshore GP, LLC, a Delaware limited liability company (“Hybrid GP”), which serves as general partner of Hybrid Fund; (vii) HealthCor Group, LLC, a Delaware limited liability company (“Group”); (viii) HealthCor, L.P., a Delaware limited partnership (“HealthCor Fund”); (ix) HealthCor Capital, L.P., a Delaware limited partnership (“Capital”), which serves as general partner of HealthCor Fund; (x) HealthCor Long Offshore Master Fund, L.P., a Delaware limited partnership (“Long Fund” and together with Offshore Fund, Hybrid Fund and HealthCor Fund, the “Funds”); (xi) HealthCor Long Master GP, LLC, a Delaware limited liability company (“Long GP”), which serves as general partner of Long Fund; (xii) Mr. Arthur Cohen, a United States citizen, who serves as a managing member of Associates; and (xiii) Mr. Joseph Healey, a United States citizen, who serves as a managing member of Associates.

The principal business of (i) the Funds is to invest in securities; (ii) Management is to provide investment management services to private individuals and institutions; (iii) Offshore GP, Hybrid GP, Capital and Long GP is to serve as the general partner of Offshore Fund, Hybrid Fund, HealthCor Fund and Long Fund, respectively; (iv) Group is to serve as the general partner of Offshore GP, Hybrid GP, Capital and Long GP; (v) Associates is to serve as the general partner of Management; and (vi) Mr. Cohen and Mr. Healey is to serve as a managing members of Associates.

BENEFICIAL OWNERSHIP OF SHARES:

As of the close of business on May 25, 2012, the Participants beneficially own an aggregate of 10,500,000 shares of common stock, par value $0.01 per share, of the Issuer (the "Common Stock"), constituting approximately 5.5% of the shares of Common Stock outstanding, as follows:

(i) Offshore Fund may be deemed the beneficial owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”)) of 6,290,169 shares of Common Stock, or approximately 3.3% of the outstanding shares of Common Stock;

(ii) Hybrid Fund may be deemed the beneficial owner of 559,558 shares of Common Stock, or approximately 0.3% of the outstanding shares of Common Stock;

(iii) HealthCor Fund may be deemed the beneficial owner of 3,411,273 shares of Common Stock, or approximately 1.8% of the outstanding shares of Common Stock;

(iv) Long Fund may be deemed the beneficial owner of 239,000 shares of Common Stock, or approximately 0.1% of the outstanding shares of Common Stock;

(v) Offshore GP may be deemed the beneficial owner of the 6,290,169 shares of Common Stock owned by Offshore Fund, or approximately 3.3% of the outstanding shares of Common Stock;

(vi) Hybrid GP may be deemed the beneficial owner of the 559,558 shares of Common Stock owned by Hybrid Fund, or approximately 0.3% of the outstanding shares of Common Stock;

(vii) Capital may be deemed the beneficial owner of the 3,411,273 shares of Common Stock owned by HealthCor Fund, or approximately 1.8% of the outstanding shares of Common Stock;

(viii) Long GP may be deemed the beneficial owner of the 239,000 shares of Common Stock owned by Long Fund, or approximately 0.1% of the outstanding shares of Common Stock;

(ix) Group may be deemed the beneficial owner of the 10,500,000 shares of Common Stock owned by the Funds, or approximately 5.5% of the outstanding shares of Common Stock;

(x) Management may be deemed the beneficial owner of the 10,500,000 shares of Common Stock owned by the Funds, or approximately 5.5% of the outstanding shares of Common Stock;

(xi) Associates may be deemed the beneficial owner of the 10,500,000 shares of Common Stock owned by the Funds, or approximately 5.5% of the outstanding shares of Common Stock;

(xii) Mr. Cohen may be deemed the beneficial owner of the 10,500,000 shares of Common Stock owned by the Funds, or approximately 5.5% of the outstanding shares of Common Stock; and

(xiii) Mr. Healey may be deemed the beneficial owner of the 10,500,000 shares of Common Stock owned by the Funds, or approximately 5.5% of the outstanding shares of Common Stock.

The Participants may be deemed to have formed a "group," within the meaning of Section 13(d)(3) of the Exchange Act.  Collectively, the group may be deemed to have voting control over a combined 10,500,000 shares of Common Stock, constituting approximately 5.5% of the outstanding shares of Common Stock.  The aggregate number and percentage of shares of Common Stock reported herein are based upon 190,897,721 shares of Common Stock outstanding, which is the total number of shares of Common Stock outstanding as of April 27, 2012, as reported in the Issuer's Quarterly Report on Form 10-Q filed with the SEC on May 10, 2012 for the period ended March 31, 2012.

The Participants have retained the services of Okapi Partners for consulting and analytic services and solicitation services in connection with the solicitation of proxies pursuant to an engagement letter that requires the provision of such services, along with indemnification by the Participants in respect of claims that arise in connection with such services, in exchange for a fee not to exceed $300,000 plus expenses involving approximately 45 employees and/or agents.

In addition to the above, employees of the Participants may assist in the solicitation and will receive no additional consideration therefor and any persons nominated by the Participants for director of the Issuer pursuant to the Participants' solicitation will, when identified, constitute additional participants in the solicitation.